Third Quarter 2018 Earnings Call October 24, 2018

Legal Disclaimer Forward-Looking Statements Certain of the statements made in this presentation may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements, including statements regarding the intent, belief, or current expectations of the management of SmartFinancial, Inc. (“SmartFinancial”) regarding the company’s strategic direction, prospects, or future results or the benefits of the proposed merger with Foothills Bancorp, Inc. (the “Foothills merger”), are subject to numerous risks and uncertainties. Such risks and uncertainties include, among others, (1) the risk that the cost savings and revenue synergies anticipated in connection with the Foothills merger may not be realized or may take longer than anticipated to be realized, (2) disruption from the Foothills merger with customers, suppliers, or employee or other business relationships, (3) the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement with Foothills Bancorp, Inc. (“Foothills Bancorp”), (4) the risk of successful integration of our business with that of Foothills Bancorp, (5) the amount of costs, fees, expenses, and charges related to the Foothills merger, (6) our ability to successfully integrate the businesses acquired as part of previous mergers with that of SmartBank, (7) reputational risk and the reaction of our customers and Foothills Bancorp’s customers to the Foothills merger, (8) the failure of the conditions to closing of the Foothills merger to be satisfied, (9) the risk that the integration of Foothills Bancorp’s business into our operations will be materially delayed or will be more costly or difficult than expected, (10) the possibility that the Foothills merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (11) the dilution caused by SmartFinancial’s issuance of additional shares of its common stock in the Foothills merger, (12) changes in management’s plans for the future, (13) prevailing economic and political conditions, particularly in our market areas, (14) credit risk associated with our lending activities, (15) changes in interest rates, loan demand, real estate values, and competition, (16) changes in accounting principles, policies, or guidelines, (17) changes in applicable laws, rules, or regulations, and (18) other competitive, economic, political, and market factors affecting our business, operations, pricing, products, and services. Certain additional factors which could affect the forward-looking statements can be found in SmartFinancial’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the SEC and available on the SEC’s website (www.sec.gov). SmartFinancial disclaims any obligation to update or revise any forward-looking statements Noncontained-GAAPinFinancialthis presentation,Measureswhich speak only as of the date hereof, whether as a result of new information, future events, or otherwise. Statements included in this presentation include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several non-GAAP financial measures, including: (i) net operating earnings available to common shareholders; (ii) operating efficiency ratio; (iii) tangible common equity, and (iv) net interest income ex purchase accounting adjustments in its analysis of the company's performance. Net operating earnings available to common shareholders excludes the following from net income available to common shareholders: securities gains and losses, merger conversion expenses, and the effect of the December, 2017 tax law change on deferred tax assets, and the income tax effect of adjustments. The operating efficiency ratio excludes securities gains and losses and merger expenses from the efficiency ratio. Tangible common equity excludes total preferred stock, preferred stock paid in capital, goodwill, and other intangible assets. Net interest income ex purchase accounting adjustments excludes the additional accretion income from acquired loans which are a result of purchase accounting treatment. Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. 2

Overview of SmartFinancial SmartFinancial, Inc. (Nasdaq: SMBK) is a $2.3 billion(1) asset bank holding company headquartered in Knoxville, Tennessee Nashville Branch FootprintKnoxville Greensboro Jonesboro 40 ARKANSAS Operates one subsidiary bank, SmartBank, which was founded TENNESSEE NORTH CAROLINA in January 2007 Memphis Chattanooga Located primarily in attractive, high-growth markets 77 throughout East Tennessee, Alabama and Florida Huntsville SOUTH 365 full-time employees 85 (1) (2) CAROLINA ~$331 million market capitalization Balance Sheet (9/30/18) (Standalone / Pro Atlanta (1) Forma ) Birmingham 20 Tuscaloosa GEORGIA Assets: $2.1 / $2.3 billion MISSISSIPPI ALABAMA Gross Loans: $1.6 / $1.7 billion Jackson Columbus 16 Montgomery Deposits: $1.7 / $1.9 billion Savannah Tangible Common Equity: $183 / $206 million Profitability (Q3 ’18) 65 75 95 Net Income / Operating Net Income: $4.3 million / $5.0 million Mobile ROAA / Operating ROAA: 0.85% / 0.98% Baton Rouge 10 ROE / Operating ROATCE: 6.86% / 10.84% Tallahassee SMBK Branch New Orleans FLORIDA Asset EfficiencyQualityRatio / Operating Efficiency Ratio: 71.37% / 67.21% Superior asset quality and proven credit culture NPAs / Assets of 0.27% NCOs / Average Loans of 0.06% Financial data as of or for the three months ended 9/30/18 (1) Pro forma for pending acquisition of Foothills Bancorp, Inc., as of 6/30/18 (2) Pricing data as of 10/18/18 Note: For a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures see Appendix 3

Our History 1/8/07 8/20/15 2/29/16 5/19/17 11/1/17 6/27/18 Capstone SmartBank Announced ~$14.6mm Charter Cleveland,Completed TN / Bancshares,Completed acquisition Inc Announced opened first office private placement of combination of Acquisition of of proposed 10/19/12 8/31/15 Bradley County Foothills in Pigeon Forge, common stock SmartBank and branch . Bancorp,acquisition of Tennessee Cornerstone Cornerstone Inc. Community ($32mm GulfSouthPrivateFDIC-ass Bankisted BancsharesMerger,with Inc. acquisitionof Bank completed loans acquired) completed completed, pushing ($159mm assetsat SMBKpast 2007 2012closure) $1.0bn assetmark2015 2016 2017 2018 12/17/15 1/13/17 SmartBank(legacy) GulfSouth PrivateBank (1) Cornerstone Bancshares, Inc. SMBKlisted on Announced Cleveland, TNBranch CapstoneBancshares, Inc. Nasdaq Capital lift-out of Cleveland-based Tennessee Bancshares, Inc. Market bankingteam Foothills Bancorp, Inc. 1/18/17 5/1/18 Announced follow-on TennesseeCompleted acquisition Bancshares, of common equity Inc.Tullahoma, TN-based offering of ~$38mm 4

Culture

We are **building a culture** where **Associates thrive** and are **empowered** to be **leaders**. The **core values** that we have established as a company help us operate in unison and have become a **critical part of our culture**. Our Associates are key to SmartBank's success.

Core Values

Act with Integrity
Be Enthusiastic
Create Positivity
Demonstrate Accountability
Embrace Change

Creating "WOW" Experiences	Exhibiting over-the-top Enthusiasm and Positivity	Delivering Exceptional, Professional & Knowledgeable Service

Positioning Statement

At SmartBank, delivering **unparalleled value** to our Shareholders, Associates, Clients and the Communities we serve drives **every** decision and action we take. **Exceptional value** means being there with **smart solutions**, **fast responses** and **deep commitment** every single time. By doing this, we will create the Southeast's next, great community banking franchise.

TOP WORK PLACES 2018

TOP WORK PLACES 2017

5

SmartFinancial, Inc.

Our Business Strategy Create a valuable southeastern banking franchise through organic growth in strong markets, coupled with an acquisition model positioning our company as a partner of choice for banks in our region Continually improve earnings and efficiency metrics as we grow our franchise with scale Execute a disciplined growth strategy that never loses focus on a strong asset quality culture Create the premier banking franchise in our markets by driving quality core deposit growth Insist on a consistent culture and environment where top performers want to work 6

An Emerging Southeast Acquirer

- SmartFinancial is transforming into an experienced and preferred Southeast acquirer, having completed five transactions that added low-cost core deposits in attractive markets across three states
- Nearly three-fourths of the total franchise's assets and core deposits, including the pro forma impact of the Foothills transaction, have been assembled through a careful series of acquisitions since 2012
- SmartFinancial continues to have ongoing discussions with potential targets in existing and contiguous markets

Merger Target	Merger Type	Merger Completion Date	Target Markets	Current SmartBank Branches	Core Deposits Acquired[1] ($000)
GulfSouth Private Bank	FDIC - Assisted Transaction	10/19/12	Panhandle Florida	2	111,900
Cornerstone Community Bank	Reverse Merger of Equals	08/31/15	Chattanooga MSA	5	287,609
Cleveland, TN Branch	Branch	05/19/17	Cleveland, TN	1	21,900
Capstone Bank	Whole Bank	11/01/17	Alabama	8	379,911
Southern Community Bank	Whole Bank	05/01/18	Middle TN/Huntsville, AL	3	203,029
Foothills Bank & Trust	Whole Bank	-	Knoxville, TN	3	184,944
			Acquired Franchise	**22**	**1,004,349**
			Pro Forma SMBK Franchise[2]	**28**	**1,721,862**

[1] Core deposits are defined as Total Deposits less Brokered Deposits and Listing Service Deposits, as reported just prior to completion

[2] Pro Forma SMBK Franchise reflects reported 2Q2018 Core Deposits, adjusted to include Foothills Bank & Trust

Source: S&P Global Market Intelligence

7

SmartFinancial, Inc.

Disciplined Acquisition Strategy

- SmartFinancial has adhered to a disciplined set of merger criteria including:
  - No more than 3 years of initial TBV-per-share dilution
  - Meaningful EPS accretion in the first full year of operations
  - Conservative loan marks
  - Franchise additive
- SmartFinancial is committed to balancing organic growth with thoughtful acquisitions and will not make acquisitions simply for the sake of growth
- The table below shows the initial projected impacts of the three whole bank acquisitions announced within the last 6 quarters

Target	Announcement	TBV Earnback[1]	First Full Year EPS Accretion (Projected)	P/TBV (Announce)	Credit Mark Approach
Capstone Bank	May 2017	~ 3.0 years	25%	159%	>ALLL
Southern Community Bank	December 2017	< 2.5 years	10%	149%	>ALLL
Foothills Bank & Trust[2]	June 2018	~ 2.7 years	8%	168%	>ALLL

[1] Earnback periods and EPS accretion for mergers announced before federal tax reform should be more favorable to shareholders under the lower corporate tax rate

[2] Pricing based on 20-day closing average in SMBK stock prior to announcement

8

SmartFinancial, Inc.

Third Quarter 2018 Earnings Call FINANCIAL HIGHLIGHTS

Third Quarter 2018 Highlights Net Income of $4.3 million for the quarter, up 157% from a year earlier, and Net Operating Earnings (Non-GAAP) of $5.0 million for the quarter, up 173% from a year earlier ROAA of 0.85% for the quarter and Net Operating ROAA (Non-GAAP) of 0.98% fully taxable equivalent “FTE” Net Interest Margin ( ) of 4.11%, down 6 basis points from a year earlier Nonperforming Assets were 0.27% of Total Assets Received investment grade debt rating by Kroll Bond Rating Agency Completed subordinated debt offering of $40 million All regulatory and shareholder approvals received for Foothills Bancorp, Inc. acquisition 10

Profitability Metrics ROAA (%) ROATCE (%) 11.0% 10.8% 1.20% 1.00% 12.00% 0.98% 9.4% 0.89% 9.0% 9.0% 0.85% 0.81% 8.1% 0.77% 0.80% 10.00% 0.90% 6.9%6.7% 6.8% 0.60% 8.00% 0.57% 0.42% 0.60% 0.36% 6.00% 3.9% 2.7% 0.22% 4.00% 2.7% 0.30% 2.00% 0.00% 0.00% Net Interest Margin (%) Efficiency Ratio (%) 4.54% 85.0% 4.75% 4.36% 90.0% 4.29% 79.4% 4.11% 85.0% 4.07% 4.06% 4.05% 4.04% 76.4% 76.0% 4.25% 3.94% 80.0% 75.2% 3.80% 3.84% 3.85% 72.4% 72.3% 71.4% 70.6% 69.1% 75.0% 67.2% 3.75% 70.0% 64.8% 65.0% 3.25% 60.0% 55.0% 2.75% 50.0% (1)(2) Reported Operating (1) Operating profitability (non-GAAP) figures exclude gain on sale of securities, merger-related expenses and nonrecurring items (2) Operating net interest margin (non-GAAP) excludes purchase accounting adjustments Note: For a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures, see the Appendix 11

Earnings Profile – Third Quarter 2018 3Q18 2Q18 3Q17 EPS increased 70% year over Total Interest Income $23,068 $22,993 $12,317 year (“YoY”) Total Interest Expense 4,208 3,455 1,393 Net Interest Income 18,860 19,538 10,924 Earnings Before Income Provision for Loan Losses 302 617 30 Taxes increased 123% YoY Net Interest Income After Provision for Loan Losses 18,558 18,921 10,894 Net Interest Income Total Noninterest Income 1,856 1,583 1,247 increased 73% YoY primarily Total Noninterest Expense 14,785 15,278 9,574 due to higher average Earnings Before Income Taxes 5,629 5,226 2,567 earning asset balances and Income Tax Expense 1,305 1,295 882 higher earning asset yields Net Income Available to Common Shareholders $4,324 $3,931 $1,685 Net Income Per Common Share Increases in Noninterest Basic $0.34 $0.32 $0.20 Expense primarily driven by Diluted $0.34 $0.32 $0.20 higher salary and occupancy Net Operating Earnings Per Common Share (Non-GAAP): expense from the Capstone Basic $0.39 $0.40 $0.22 Bancshares and Tennessee Diluted $0.39 $0.39 $0.22 Bancshares acquisitions, as well as merger expenses 12

Net Interest Income Net Interest Margin (FTE) decreased quarter to quarter primarily due to lower accretion on acquired loans Compared to a year ago, Earning Asset Yields are up 33 basis points; the Average Cost of Interest- bearing Liabilities are up 47 basis points Excluding the effect of purchase accounting adjustments, the Net Interest Margin (FTE) decreased 3Q18 2Q18 3Q17 Average Yields and Rates 9 basis points quarter to quarter 3Q18 2Q18 3Q17 Net Interest Income $18,860 $19,538 $10,924 Loans 5.43% 5.76% 5.25% Average Earning Assets $1,811,210 $1,718,162 $1,042,305 Investment Securities and Interest-bearing Due Net Interest Margin from Banks 2.33% 2.31% 2.11% Federal Funds and Other Investments 5.17% 6.01% 1.07% Earning Asset Yields 5.03% 5.34% 4.70% 4.75% Total Interest-bearing Deposits 1.11% 0.96% 0.68% 4.50% Securities Sold Under Agreement to Repurchase 0.27% 0.28% 0.29% Federal Home Loan Bank Advances and Other 4.25% Borrowings 5.11% 3.64% 5.21% 4.00% Total Interest-bearing Liabilities 1.15% 1.00% 0.68% 3.75% Net Interest Margin (FTE) 4.11% 4.54% 4.17% 3.50% Cost of Funds 0.94% 0.82% 0.55% 3Q17 4Q17 1Q18 2Q18 3Q18 Net Interest Margin (FTE) Net Interest Margin (FTE - ex Purchase Accounting Adj.) (Non-GAAP) 13

Noninterest Income 3Q18 Noninterest Income increased primarily due to increases in both service charge revenue and gain on sale of loans and other assets Quarterly Noninterest Income has trended higher over the last five quarters from approximately $1.2 million in 3Q17 to $1.9 million in 3Q18 Noninterest Income $2,000,000 $1,500,000 (Loss) Gain on Securities $1,000,000 Other Noninterest Income Gain on Sale of Loans and Other Assets $500,000 Service Charges on Deposit Accounts $0 3Q17 4Q17 1Q18 2Q18 3Q18 14

Noninterest Expense Efficiency Ratio decreased to 71.4%, the lowest of any quarter since the Cornerstone merger in 2015. Operating Efficiency Ratio (Non-GAAP) was 67.2%. Salary increases are primarily due to the addition of associates from the Tennessee Bancshares acquisition during the quarter. Merger expense of $0.8 million in the quarter. Noninterest Expense $20,000,000 80.0% 78.0% Merger expense $15,000,000 76.0% Other 74.0% Amortization of Intangibles $10,000,000 72.0% Data Processing 70.0% $5,000,000 Occupancy 68.0% Salaries & Benefits $0 66.0% Efficiency Ratio 3Q17 4Q17 1Q18 2Q18 3Q18 15

Balance Sheet

- Assets roughly flat compared to 2Q18
- Cash & Cash Equivalents declined over the quarter, offset by higher Securities Available for Sale
- Shift from Money Market and Savings to Interest-bearing Demand and Time Deposits, reduction in wholesale and other high beta deposit accounts

	3Q18	2Q18	3Q17
Cash & Cash Equivalents	$ 130,104	$ 170,235	$ 84,098
Securities Available for Sale	173,039	156,577	115,535
Other Investments	10,736	8,273	6,081
Total Loans	1,585,194	1,575,435	871,679
Allowance for Loan Losses	(7,156)	(7,074)	(5,393)
Premises and Equipment	52,427	52,203	33,778
Foreclosed Assets	2,941	3,524	2,888
Goodwill and Other Intangibles	68,254	68,449	7,414
Cash Surrender Value of Life Insurance	22,088	21,944	11,484
Other Assets	13,320	12,666	8,258
Total Assets	$ 2,050,946	$ 2,062,232	$ 1,135,822
Non-interest Demand	$ 301,197	$ 301,318	$ 185,386
Interest-bearing Demand	267,146	246,942	156,953
Money Market and Savings	570,172	632,518	306,358
Time Deposits	568,796	535,879	311,490
Total Deposits	1,707,311	1,716,657	960,187
Repurchase Agreements	16,786	18,635	26,542
FHLB & Other Borrowings	25,324	72,040	6,000
Subordinated Debt	39,158	-	-
Other Liabilities	10,724	7,413	6,505
Total Liabilities	1,799,304	1,814,745	999,234
Total Shareholders' Equity	251,642	247,487	136,588
Total Liabilities & Shareholders' Equity	$ 2,050,946	$ 2,062,232	$ 1,135,822

16

SmartFinancial, Inc.

Attractive Deposit Mix Deposit Composition (9/30/18) Historical Deposit Composition ($mm) $2,000 $1,717 $1,707 $1,500 $1,500 $1,440 $536 $569 $453 $443 Cost of Interest- Bearing Deposits: $1,000 $908 $859 1.11% $633 $570 $491 $316 Historical Cost of Interest-Bearing Deposits $341 $544 $500 $275 $237 $279 $247 $267 $215 2.00% $150 $163 $240 $276 $301 $301 1.50% $131 $155 $0 2015 2016 2017 1Q18 2Q18 3Q18 1.00% 1.11% Noninterest Demand Interest-bearing Demand 0.96% Money Market and Savings Time Deposits 0.78% 0.50% 0.66% 0.52% 0.57% 0.00% 2015 2016 2017 1Q18 2Q18 3Q18 17

Overview of Loan Portfolio Loan Composition (9/30/18) Historical Loan Composition ($mm) $1,575 $1,585 $1,800 $1,374 $13 $1,600 $1,323 $15 $12 $1,400 $14 $356 $352 $1,200 $299 $293 $813 $728 $1,000 $386 $400 $8 $375 $362 $800 $6 $188 $161 $600 $360 $364 $289 $233 $281 $208 $400 $179 $166 $143 Loan Portfolio Amount ($mm) % of Total $162 $182 $135 $200 $105 $118 $239 $256 $279 $290 $86 $86 $0 C&I $290 18.3% 2015 2016 2017 1Q18 2Q18 3Q18 C&D 166 10.5% C&I C&D CRE, Owner Occupied 364 23.0% CRE, Owner Occupied CRE, Non Owner Occupied CRE, Non Owner Occupied 400 25.3% Residential RE Other Residential RE 352 22.2% OtherGross Loans & Leases $1,58513 100.0%0.8% 18

SmartBank CRE Ratios C&D levels (100 Ratio) are still well below regulatory guidance levels Total CRE levels (300 Ratio) remained relatively stable quarter to quarter Managing these ratios are part of our overall organic growth, merger opportunity and capital management strategies 300 Ratio 150% 350% 125% 300% 100% 250% 75% 50% 200% 2015 2016 2017 2015 2016 2017 Q1 2018 Q1 2018 Q2 2018 Q3 Q1 2018 Q1 2018 Q2 2018 Q3 19

Asset Quality Excellent asset quality, with Nonperforming Assets at 0.27% of Total Assets Remaining fair value discounts on acquired loans are more than 2.7x the current Allowance For Loan Losses Acquisitions are marked conservatively for potential losses Nonperforming Assets Loan Discounts $6,000 0.40% $25,000 0.80% $5,000 $20,000 0.60% $4,000 0.30% $15,000 $3,000 0.40% $10,000 $2,000 0.20% 0.20% $1,000 $5,000 $0 0.10% $0 0.00% 3Q17 4Q17 1Q18 2Q18 3Q18 3Q17 4Q17 1Q18 2Q18 3Q18 Foreclosed Assets Allowance for Loan Losses (GAAP) Nonperforming Loans Net Acquisition Accounting Fair Falue Discounts to Loans Nonperforming Assets/ Total Assets Allowance for Loan Losses/ Loans 20

Appendix

Non-GAAP Reconciliations

	3Q18	2Q18	1Q18	4Q17	3Q17
Net interest income - ex purchase acct. adj.					
Net interest income (GAAP)	$ 18,860	$ 19,538	$ 16,811	$ 15,342	$ 10,924
Taxable equivalent adjustment	36	16	22	21	21
Net interest income TEY	18,896	19,554	16,833	15,363	10,945
Purchase accounting adjustments	1,208	2,583	1,273	2,411	888
Net interest income -ex purchase acct. adj. (Non-GAAP)	$ 17,688	$ 16,971	$ 15,560	$ 12,952	$ 10,057
Tangible Common Equity					
Shareholders' equity (GAAP)	$ 251,642	$ 247,487	$ 208,949	$ 205,852	$ 136,588
Less goodwill and other intangible assets	68,254	68,449	50,660	50,837	7,414
Tangible Common Equity (Non-GAAP)	$ 183,388	$ 179,038	$ 158,289	$ 155,015	$ 129,174
Non-GAAP Return Ratios					
Net operating return on average assets (Non-GAAP)(1)	0.98%	1.00%	0.89%	0.99%	0.63%
Return on average tangible common equity (Non-GAAP)(2)	9.44%	8.96%	8.10%	0.10%	5.20%
Net operating return on average shareholder equity (Non-GAAP)(3)	7.88%	8.33%	6.97%	7.98%	5.30%
Net operating return on average tangible common equity (Non-GAAP)(4)	10.84%	11.04%	9.04%	9.94%	5.61%

(1) Net operating return on average assets (non-GAAP) is the annualized net operating earnings (non-GAAP) divided by average assets.
(2) Return on average tangible common equity (non-GAAP) is the annualized net income divided by average tangible common equity (non-GAAP).
(3) Net operating return on average equity (non-GAAP) is the annualized net operating earnings (non-GAAP) divided by average equity.
(4) Net operating return on average tangible common equity (non-GAAP) is the annualized net operating earnings (non-GAAP) divided by average tangible common equity (non-GAAP).

22

SmartFinancial, Inc.

Non-GAAP Reconciliations 3Q18 2Q18 1Q18 4Q17 3Q17 Operating Earnings Net income (GAAP) $ 4,324 $ 3,931 $ 3,415 $ 38 $ 1,685 Securities (gains) losses - 1 - - (144) Merger costs 838 1,123 498 1,694 303 Revaluation of deferred tax assets due to change in tax law - - - 2,482 - Income tax effect of adjustments (196) (211) (103) (506) (25) Net operating earnings available to common shareholders (Non-GAAP) $ 4,966 $ 4,844 $ 3,810 $ 3,707 $ 1,819 Net operating earnings per common share: Basic $0.39 $0.40 $0.34 $0.35 $0.22 OperatingDiluted Efficiency Ratio $0.39 $0.39 $0.34 $0.35 $0.22 Efficiency ratio (GAAP) 71.37% 72.34% 72.97% 74.25% 78.67% Adjustment for taxable equivalent yields (0.17%) (0.15%) (0.09%) (0.13%) (0.23%) Adjustment for securities gains (losses) - (0.01%) - - 1.54% Adjustment for merger expenses (3.99%) (7.35%) (3.76%) (13.48%) (3.26%) Operating efficiency ratio (Non-GAAP) 67.21% 64.82% 69.12% 60.64% 76.72% 23

SmartFinancial, Inc. Management

- Over 26 years in banking
- Led company from start-up in 2007 to over $2.0 billion in assets today
- Former EVP and Chief Financial Officer of Citizens National Bank

Billy Carroll
President & CEO



- Over 15 years in banking
- Responsible for driving key strategic initiatives and oversees the Board of Directors
- President of Welborn and Associates, Inc.; Managing Partner of Foresight Holdings, LP; Former Partner – Lamp Post Group

Miller Welborn
Chairman of the Board



- Over 23 years in banking and financial services
- Responsible for driving M&A, investor relations, financial analysis and development management
- Former EVP and Chief Accounting Officer of BNC; and CFO of Square 1 Bank

Ron Gorczynski
Chief Administrative Officer



- Over 20 years in financial services
- Oversees the risk management functions within the bank, including audit, compliance and loan review
- Former Chief Financial Officer and Chief Operating Officer for Cornerstone Community Bank

Gary Petty
Chief Risk Officer



- Over 16 years in financial services
- Responsible for finance and accounting
- Former investment advisor at Moon Capital Management

C. Bryan Johnson
Chief Financial Officer



- Over 20 years in banking
- Responsible for credit risk including credit underwriting, policy and special assets
- Former SVP and East Tennessee Area Credit Officer of Regions Bank

Rhett Jordan
Chief Credit Officer



- Over 30 years in financial industry
- Oversees the commercial and consumer lending divisions
- Former bank examiner for TN Dep. of Financial Institutions; SVP and City Executive for BB&T

Greg Davis
Chief Lending Officer



- Over 30 years in financial industry
- Oversees the commercial and retail deposit divisions
- Former President & CEO of Southern Community Bank; District Manager for US Bank

Bill Yoder
Chief Banking and Deposit Officer



24

SmartFinancial, Inc.

Investor Contacts Billy Carroll Miller Welborn President & CEO Chairman (865) 868-0613 (423) 385-3067 Billy.Carroll@SmartBank.com Miller.Welborn@SmartBank.com SmartFinancial, Inc. 5401 Kingston Pike, Suite 600 Knoxville, TN 37919